Exhibit 99.1

AppLovin Announces Second Quarter 2023 Financial Results

PALO ALTO – August 9, 2023 – AppLovin Corporation (NASDAQ: APP) (“AppLovin”), a leading marketing platform, today announced financial results for the quarter ended June 30, 2023 and posted a letter to its shareholders on its Investor Relations website located at www.investors.applovin.com.

Webcast and Conference Calls

AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss the Company’s second quarter 2023 results and provide commentary on the business’ performance. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or at: https://applovin.zoom.us/webinar/register/WN_J-Vtniv7T8uhF31nFKkWxA. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin

AppLovin accelerates business growth with market-leading technologies. AppLovin’s end-to-end software solutions support profitable growth by optimizing monetization and by using powerful machine learning to make data-driven marketing decisions. AppLovin partners with businesses to deliver personalized experiences at a massive global scale. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts

Investors	Press
David Hsiao	Kim Hughes
ir@applovin.com	press@applovin.com

Source: AppLovin Corp.